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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Salem Communications Holding Corporation:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Salem Communications Holding Corporation of our reports dated October 27, 2000 relating to the financial statements of WBOB-AM, WRMR-AM, and WKNR-AM, which appear in the Current Report on Form 8-K/A of Salem Communications Corporation filed November 7, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

September 5, 2001
Dallas, Texas